UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 27, 2004

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio 44702

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

c) Exhibits

99.1 Text and financials of Unizan Financial Corp. release dated July 27, 2004

Item 9. Regulations FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

CANTON, Ohio – July 27, 2004 – Unizan Financial Corp. (NASDAQ: UNIZ), today announced its second quarter financial results. Net income for the second quarter of 2004 was $3.1 million, or $0.14 per diluted share. This compares with net income of $6.8 million, or $0.30 per diluted share, for the second quarter of 2003, and net income of $2.4 million, or $0.11 per diluted share for the first quarter of 2004. During the second quarter, Unizan recognized salary expense of $1.4 million pre-tax, or $928 thousand after-tax, in relation to the exercise of certain stock options and an additional expense of $823 thousand pre-tax, or $577 thousand after-tax, for merger-related professional fees and severance accrual. The salary charge and merger-related expenses impacted net income by $0.07 per diluted share for the second quarter of 2004.

This information furnished under this “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2004	UNIZAN FINANCIAL CORP.

	By:	/s/ James H. Nicholson

	Its:	EVP & Chief Operating Officer